As filed with the Securities and Exchange Commission on March 3,
1998
                                   Registration No. 333-43487

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM SB-2
                Post-Effective Amendment No. 1 to
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                     CHAPMAN HOLDINGS, INC.
         (Name of Small Business Issuer in its Charter)
        Maryland                6211             52-2069777
     (State or Other          (Primary          (IRS Employer
     Jurisdiction of          Standard         Identification
     Incorporation or        Industrial             No.)
      Organization)        Classification
                            Code Number)

                             The World
                           Trade Center-
                             Baltimore
                           401 East Pratt
                               Street
                             Suite 2800
                             Baltimore,
                              Maryland
                               21202
                           (410) 625-9656
  (Address and Telephone Number of Principal Executive Office)

               Nathan A. Chapman, Jr., President
                     Chapman Holdings, Inc.
                     401 East Pratt Street
                           28th Floor
                   Baltimore, Maryland  21202
                         (410) 625-9656
    (Name, Address and Telephone Number of Agent for Service)

                               Copies to:
         Elizabeth R.                 Frank S. Jones,
         Hughes, Esq.                    Jr., Esq.
       Venable, Baetjer              Whiteford, Taylor &
        and Howard, LLP                 Preston L.L.P.
        1800 Mercantile                Seven Saint Paul
         Bank & Trust                       Street
           Building
       Two Hopkins Plaza             Baltimore, Maryland
                                          21202-1626
      Baltimore, Maryland               (410) 347-8707
          21201-2978
        (410) 244-7400


Approximate date of proposed sale to the public:  Not Applicable.

If  any of the securities being registered on this form is to  be offered  on  a delayed or continuous basis pursuant to  Rule  415 under the Securities Act of 1933, check the following box.  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 2 SHALL BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(C), MAY DETERMINE.

                         DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-B, Chapman Holdings, Inc. (the "Company") has filed this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

The Company hereby removes from registration 35,613 shares of common stock, $0.001 par value per share, registered by the Company in this Registration Statement, which remain unsold at the termination of the offering.

                           SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form SB-2 and authorized this Post-Effective Amendment 1 to the Registration Statement to be signed on its behalf by the undersigned, in the city of Baltimore, state of Maryland, on March 2, 1998.

                              CHAPMAN HOLDINGS, INC.


                              By:/s/ NATHAN A. CHAPMAN, JR.

                              Nathan A. Chapman, Jr.
                              President

Pursuant to the requirements of the Securities Act, Post-
Effective Amendment 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                 Title               Date

                           President and       March 2,
/s/ NATHAN A. CHAPMAN, JR. Director            1998
Nathan A. Chapman, Jr.     (Principal
                           Executive Officer)

                           Treasurer and       March 2,
/s/ M. LYNN BALLARD        Controller          1998
M. Lynn Ballard            (Principal
                           Financial Officer
                           and Principal
                           Accounting
                           Officer)
The Entire Board of
Directors

   Nathan A. Chapman, Jr.
   Donald V. Watkins
   Earl U. Bravo
   Lottie Shackelford
                                               March 2,
                                               1998
By:/s/ NATHAN A. CHAPMAN,
JR.
     Nathan A. Chapman,
Jr.
     Attorney-in-Fact

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